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                                                                     Exhibit 4.7

================================================================================

                          CUBIST PHARMACEUTICALS, INC.

                      _____% CONVERTIBLE SUBORDINATED NOTES
                                  DUE JUNE 15, 2013

                            ------------------------

                                    INDENTURE
                          DATED AS OF JUNE ___, 2006

                            ------------------------

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                   AS TRUSTEE

================================================================================

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                                TABLE OF CONTENTS

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ARTICLE 1
     DEFINITIONS AND INCORPORATION BY REFERENCE.......................................................1

     SECTION 1.1.  DEFINITIONS........................................................................1
     SECTION 1.2.  OTHER DEFINITIONS..................................................................8
     SECTION 1.3.  TRUST INDENTURE ACT PROVISIONS.....................................................9
     SECTION 1.4.  RULES OF CONSTRUCTION.............................................................10

ARTICLE 2
     THE SECURITIES..................................................................................10

     SECTION 2.1.  FORM AND DATING...................................................................10
     SECTION 2.2.  EXECUTION AND AUTHENTICATION......................................................12
     SECTION 2.3.  REGISTRAR, PAYING AGENT AND CONVERSION AGENT......................................13
     SECTION 2.4.  PAYING AGENT TO HOLD MONEY IN TRUST...............................................13
     SECTION 2.5.  SECURITYHOLDER LISTS..............................................................14
     SECTION 2.6.  TRANSFER AND EXCHANGE.............................................................14
     SECTION 2.7.  REPLACEMENT SECURITIES............................................................15
     SECTION 2.8.  OUTSTANDING SECURITIES............................................................16
     SECTION 2.9.  TREASURY SECURITIES...............................................................16
     SECTION 2.10.  TEMPORARY SECURITIES.............................................................16
     SECTION 2.11.  CANCELLATION.....................................................................17
     SECTION 2.12.  ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS....................................17
     SECTION 2.13.  CUSIP NUMBERS....................................................................19

ARTICLE 3
     REDEMPTION AND PURCHASES........................................................................20

     SECTION 3.1.  OPTIONAL REDEMPTION...............................................................20
     SECTION 3.2.  RIGHT TO REDEEM; NOTICE TO TRUSTEE................................................20
     SECTION 3.3.  SELECTION OF SECURITIES TO BE REDEEMED............................................20
     SECTION 3.4.  NOTICE OF REDEMPTION..............................................................21
     SECTION 3.5.  EFFECT OF NOTICE OF REDEMPTION....................................................22
     SECTION 3.6.  DEPOSIT OF REDEMPTION PRICE.......................................................22
     SECTION 3.7.  SECURITIES REDEEMED IN PART.......................................................22
     SECTION 3.8.  REPURCHASE AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE......................22
     SECTION 3.9.  ADJUSTMENT TO APPLICABLE CONVERSION RATE UPON A FUNDAMENTAL CHANGE................25
     SECTION 3.10.  COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES......................27
     SECTION 3.11.  REPAYMENT TO THE COMPANY.........................................................27
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                                TABLE OF CONTENTS

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ARTICLE 4
     CONVERSION.................................................... .................................27

     SECTION 4.1.  CONVERSION RIGHT..................................................................27
     SECTION 4.2.  CONVERSION CONSIDERATION..........................................................28
     SECTION 4.3.  CONVERSION PROCEDURE..............................................................30
     SECTION 4.4.  FRACTIONAL SHARES.................................................................31
     SECTION 4.5.  TAXES ON CONVERSION...............................................................31
     SECTION 4.6.  COMPANY TO PROVIDE STOCK..........................................................32
     SECTION 4.7.  ANTI-DILUTION ADJUSTMENTS.........................................................32
     SECTION 4.8.  NOTICE OF ADJUSTMENTS OF CONVERSION RATE..........................................38
     SECTION 4.9.  NOTICE OF CERTAIN CORPORATE TRANSACTIONS..........................................39
     SECTION 4.10.  CANCELLATION OF CONVERTED SECURITIES.............................................39
     SECTION 4.11.  RIGHTS ISSUED IN RESPECT OF COMMON STOCK.........................................39
     SECTION 4.12.  TRUSTEE'S DISCLAIMER.............................................................40

ARTICLE 5
     SUBORDINATION...................................................................................40

     SECTION 5.1.  AGREEMENT TO SUBORDINATE..........................................................40
     SECTION 5.2.  LIQUIDATION; DISSOLUTION; BANKRUPTCY..............................................40
     SECTION 5.3.  DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.........................................41
     SECTION 5.4.  ACCELERATION OF NOTES.............................................................42
     SECTION 5.5.  WHEN DISTRIBUTION MUST BE PAID OVER...............................................42
     SECTION 5.6.  NOTICE BY COMPANY.................................................................42
     SECTION 5.7.  SUBROGATION.......................................................................42
     SECTION 5.8.  RELATIVE RIGHTS...................................................................43
     SECTION 5.9.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY......................................43
     SECTION 5.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.........................................43
     SECTION 5.11.  RIGHTS OF TRUSTEE AND PAYING AGENT...............................................44
     SECTION 5.12.  AUTHORIZATION TO EFFECT SUBORDINATION............................................44
     SECTION 5.13.  AMENDMENTS.......................................................................44
     SECTION 5.14.  AGREEMENT TO SUBORDINATE UNAFFECTED..............................................44
     SECTION 5.15.  CERTAIN CONVERSIONS DEEMED PAYMENT...............................................44

ARTICLE 6
     COVENANTS.......................................................................................45

     SECTION 6.1.  PAYMENT OF SECURITIES.............................................................45
     SECTION 6.2.  SEC REPORTS.......................................................................45
     SECTION 6.3.  COMPLIANCE CERTIFICATES...........................................................46
     SECTION 6.4.  FURTHER INSTRUMENTS AND ACTS......................................................46
     SECTION 6.5.  MAINTENANCE OF CORPORATE EXISTENCE................................................46
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                                TABLE OF CONTENTS

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     SECTION 6.6.  STAY, EXTENSION AND USURY LAWS....................................................46

ARTICLE 7
     CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE............................................47

     SECTION 7.1.  COMPANY MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS...............................47
     SECTION 7.2.  SUCCESSOR SUBSTITUTED.............................................................48

ARTICLE 8
     DEFAULT AND REMEDIES............................................................................48

     SECTION 8.1.  EVENTS OF DEFAULT.................................................................48
     SECTION 8.2.  ACCELERATION......................................................................50
     SECTION 8.3.  OTHER REMEDIES....................................................................50
     SECTION 8.4.  WAIVER OF DEFAULTS AND EVENTS OF DEFAULT..........................................51
     SECTION 8.5.  CONTROL BY MAJORITY...............................................................51
     SECTION 8.6.  LIMITATIONS ON SUITS..............................................................51
     SECTION 8.7.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT...............................52
     SECTION 8.8.  COLLECTION SUIT BY TRUSTEE........................................................52
     SECTION 8.9.  TRUSTEE MAY FILE PROOFS OF CLAIM..................................................52
     SECTION 8.10.  PRIORITIES.......................................................................53
     SECTION 8.11.  UNDERTAKING FOR COSTS............................................................53

ARTICLE 9
     TRUSTEE.........................................................................................53

     SECTION 9.1.  DUTIES OF TRUSTEE.................................................................53
     SECTION 9.2.  RIGHTS OF TRUSTEE.................................................................54
     SECTION 9.3.  INDIVIDUAL RIGHTS OF TRUSTEE......................................................56
     SECTION 9.4.  TRUSTEE'S DISCLAIMER..............................................................56
     SECTION 9.5.  NOTICE OF DEFAULT OR EVENTS OF DEFAULT............................................56
     SECTION 9.6.  REPORTS BY TRUSTEE TO HOLDERS.....................................................56
     SECTION 9.7.  COMPENSATION AND INDEMNITY........................................................57
     SECTION 9.8.  REPLACEMENT OF TRUSTEE............................................................57
     SECTION 9.9.  SUCCESSOR TRUSTEE BY MERGER, ETC..................................................58
     SECTION 9.10.  ELIGIBILITY; DISQUALIFICATION....................................................59
     SECTION 9.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY................................59

ARTICLE 10
     SATISFACTION AND DISCHARGE OF INDENTURE.........................................................59
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                                TABLE OF CONTENTS

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     SECTION 10.1.  SATISFACTION AND DISCHARGE OF INDENTURE..........................................59
     SECTION 10.2.  APPLICATION OF TRUST MONEY.......................................................60
     SECTION 10.3.  REPAYMENT TO COMPANY.............................................................60
     SECTION 10.4.  REINSTATEMENT....................................................................61

ARTICLE 11
     AMENDMENTS, SUPPLEMENTS AND WAIVERS.............................................................61

     SECTION 11.1.  WITHOUT CONSENT OF HOLDERS.......................................................61
     SECTION 11.2.  WITH CONSENT OF HOLDERS..........................................................62
     SECTION 11.3.  COMPLIANCE WITH TRUST INDENTURE ACT..............................................63
     SECTION 11.4.  REVOCATION AND EFFECT OF CONSENTS................................................63
     SECTION 11.5.  NOTATION ON OR EXCHANGE OF SECURITIES............................................64
     SECTION 11.6.  TRUSTEE TO SIGN AMENDMENTS, ETC..................................................64
     SECTION 11.7.  EFFECT OF SUPPLEMENTAL INDENTURES................................................64

ARTICLE 12
     MISCELLANEOUS...................................................................................64

     SECTION 12.1.  TRUST INDENTURE ACT CONTROLS.....................................................64
     SECTION 12.2.  NOTICES..........................................................................64
     SECTION 12.3.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.....................................66
     SECTION 12.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT...............................66
     SECTION 12.5.  RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS...............................67
     SECTION 12.6.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION AGENT...................67
     SECTION 12.7.  LEGAL HOLIDAYS...................................................................67
     SECTION 12.8.  GOVERNING LAW....................................................................67
     SECTION 12.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS....................................67
     SECTION 12.10.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS.........68
     SECTION 12.11.  SUCCESSORS......................................................................68
     SECTION 12.12.  MULTIPLE COUNTERPARTS...........................................................68
     SECTION 12.13.  SEPARABILITY....................................................................68
     SECTION 12.14.  TAX TREATMENT...................................................................68
     SECTION 12.15.  TABLE OF CONTENTS, HEADINGS, ETC................................................68
     SECTION 12.16.  FORCE MAJEURE...................................................................68
     SECTION 12.17.  WAIVER OF JURY TRIAL............................................................69
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                                       iv
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     INDENTURE, dated as of June ___, 2006, between CUBIST PHARMACEUTICALS,
INC., a Delaware corporation (the "COMPANY"), and THE BANK OF NEW YORK TRUST
COMPANY, N.A., a national banking association, as Trustee (the "TRUSTEE").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's ___% Convertible Subordinated Notes due June 15, 2013.

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1.   DEFINITIONS.

     "ADDITIONAL SHARES TABLE" means the table set forth in Schedule I hereto.

     "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGENT" means any Registrar, Paying Agent or Conversion Agent.

     "APPLICABLE CONVERSION PRICE" means, at the time any determination thereof is to be made, $1,000 divided by the Applicable Conversion Rate, rounded to the nearest 1/10th of a cent.

     "APPLICABLE CONVERSION RATE" means, at the time any determination thereof is to be made, the Initial Conversion Rate as adjusted pursuant to Sections 3.9 and 4.7, rounded to the nearest 1/1,000th of a share.

     "APPLICABLE CONVERSION REFERENCE PERIOD" means the 10 consecutive Trading Days beginning on the third Trading Day following the Conversion Date or, if the Company elects to pay cash to Holders in lieu of all or a portion of the Residual Value Shares pursuant to Section 4.2(b), the Third Trading Day after the end of the Conversion Retraction Period.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

     "BOARD OF DIRECTORS" means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

     "BUSINESS DAY" means each day that is not a Legal Holiday.

     "CAPITAL STOCK" means (a) in the case of a corporation, corporate stock,
(b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing person.

     "CASH" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

     "CERTIFICATED SECURITY" means a Security that is in substantially the form attached hereto as EXHIBIT A and that does not include the information or the schedule called for by footnotes 1 and 2 thereof.

     "CLOSING SALE PRICE" of the Common Stock on any date means the last reported sales price per share or, in case no such reported sale takes place on such date, the average of the reported closing bid and ask prices, in either case on the Nasdaq Stock Market, or, if the Common Stock is not quoted on the Nasdaq Stock Market, the last reported closing price per share on the principal national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not listed on any national or regional securities exchange, the last reported sales price per share or, in case no such reported sale takes place on such date, the average of the closing bid and ask prices, in either case as quoted on the National Association of Securities Dealers Automated Quotation System or other established automated over-the-counter trading market in the United States, or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System or other established automated over-the-counter trading market in the United States, the last reported closing price per share on the principal other market on which the Common Stock is then traded. If no such prices are available, the Board of Directors shall make a good faith determination of the Closing Sale Price.

     "COMMON STOCK" means the common stock of the Company, $0.001 par value per share, as it exists on the date of this Indenture, and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; PROVIDED, HOWEVER, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

     "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of this Indenture or (b)

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becomes a member of the Board of Directors subsequent to the date of this
Indenture and was appointed, nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such appointment, nomination or election.

     "CONVERSION VALUE" equals the product of (a) the Applicable Conversion Rate and (b) the average of the Closing Sale Prices of the Common Stock for each of the 10 consecutive Trading Days in the Applicable Conversion Reference Period.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at the address specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

     "CROSS PAYMENT DEFAULT AMOUNT" means an amount, at the time of determination, equal to:

     (a) at any time other than as specified in the following clause (b), $25,000,000; or

     (b) at such time as the Company's senior unsecured indebtedness is rated BBB+ or greater by Standard & Poor's Ratings Services ("S&P") or Baa1 or greater by Moody's Investors Service, Inc. ("Moody's"), in each case, with a stable or positive outlook (or if the Company's senior unsecured indebtedness is not rated at such time by S&P or Moody's, the Company's issuer rating is BBB+ or greater from S&P or Baa1 or greater from Moody's, in each case, with a stable or positive outlook), $50,000,000.

     "CURRENT MARKET PRICE" of the Common Stock means, unless otherwise stated, the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately prior to the earlier of the record date or the ex-dividend Trading Day for a distribution.

     "DAILY TRADING SHARE AMOUNT" for each day in the Applicable Conversion Reference Period is equal to the greater of:

     (a)  zero; or

     (b)  a number of shares determined by the following formula:

           (Closing Sale Price x Applicable Conversion Rate) - $1,000
         --------------------------------------------------------------
                             10 x Closing Sale Price

     "DEFAULT" or "DEFAULT" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

     "DESIGNATED SENIOR INDEBTEDNESS" means any Senior Indebtedness permitted hereunder that has been designated by the Company as "Designated Senior Indebtedness."

     "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "FINAL MATURITY DATE" means June 15, 2013.

     "FUNDAMENTAL CHANGE" means the occurrence of any of the following at a time after the Securities are originally issued:

          (a) the Common Stock (or other common stock into which the Securities are convertible) is neither traded on the New York Stock Exchange or another U.S. national securities exchange nor quoted on the Nasdaq Stock Market or another established automated over-the-counter trading market in the United States; or

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          (b)  any Person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans; or

          (c) the Company merges or consolidates with or into any other Person (other than a Subsidiary of the Company), another Person merges with or into the Company or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person, other than any transaction:

               (i) that does not result in a reclassification, conversion, exchange or cancellation of any outstanding Common Stock;

               (ii) pursuant to which the holders of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; or

               (iii) that is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

          (d) at any time the Continuing Directors do not constitute a majority of the Board of Directors (or, if applicable, the board of directors of a successor Person to the Company).

For purposes of this definition, whether a Person is a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act and "Person" includes any syndicate or group that would be deemed to be a "person" under
Section 13(d)(3) of the Exchange Act.

     "FUNDAMENTAL CHANGE REPURCHASE DATE" means the date specified as such in the Fundamental Change Repurchase Right Notice delivered to Holders pursuant to
Section 3.8(c) hereof.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the

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Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "GLOBAL SECURITY" means a permanent Global Security that is in substantially the form attached hereto as EXHIBIT A and that includes the information and the schedule called for by footnotes 1 and 2 thereof and that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

     "HOLDER" or "SECURITYHOLDER" means the person in whose name a Security is registered on the Primary Registrar's books.

     "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by credit or loan agreements, bonds, debentures, notes or other written obligations (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person, (d) all obligations of such Person evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kinds, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued liabilities arising in the ordinary course of business), (f) all obligations and other liabilities (contingent or otherwise) of such Person under any lease or related document (including a purchase agreement) in connection with the lease of real property or improvements (or any personal property included as part of any such lease) that provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP), (g) all obligations (contingent or otherwise) of such Person with respect to any interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (h) all direct or indirect guarantees, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (g), and (i) any and all deferrals, renewals, extensions, restatements, replacements, refinancings and refundings of, or amendments, modifications, or

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supplements to, or any indebtedness or obligation issued in exchange for, any indebtedness, obligation or liability of the kind described in clauses (a) through (h).

     "INDENTURE" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

     "INITIAL CONVERSION RATE" means ______ shares of Common Stock per $1,000 principal amount of Securities.

      "ISSUANCE DATE" means the date on which the Securities are first authenticated and issued.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, fees and expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers, at least one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company.

     "OPINION OF COUNSEL" means a written opinion that meets the requirements of
Section 12.4 from legal counsel. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

     "PERMITTED JUNIOR SECURITIES" means Capital Stock in the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Securities are subordinated to Senior Indebtedness pursuant to the Indenture.

     "PERSON" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PRINCIPAL" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "REDEMPTION DATE" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

     "REDEMPTION PRICE" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Security annexed as EXHIBIT A hereto.

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     "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

     "RESIDUAL CASH VALUE" for each date equals the product of (a) the percentage of each Residual Value Share otherwise issuable upon conversion that the Company elects to pay in cash pursuant to Section 4.2(b) and (b) the cash value of the Daily Trading Share Amount for such date. The "cash value" of the Daily Trading Share Amount shall be determined by multiplying the Daily Trading Share Amount for such date by the Closing Sale Price of the Common Stock for such date.

     "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee with direct responsibilities for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES" means the ___% Convertible Subordinated Notes due June 15, 2013 or any of them (each, a "SECURITY"), as amended or supplemented from time to time, that are issued under this Indenture.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     "SECURITIES CUSTODIAN" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

     "SENIOR INDEBTEDNESS" means (a) the principal of, premium, if any, interest including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with Indebtedness of the Company (together with all fees, costs, expenses, penalties and other amounts accrued or due on or in connection therewith) unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities, and (b) all Obligations with respect to any of the foregoing, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date hereof or hereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions, replacements, refinancings and refundings of or amendments, modifications or supplements to, or any indebtedness or obligation issued in exchange for, the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include any Indebtedness of the Company to any of its Subsidiaries.

     "SIGNIFICANT SUBSIDIARY" means, in respect of any Person, a Subsidiary of such Person that would constitute a "significant subsidiary", as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

     "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

     "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

     "TRADING DAY" means a day during which trading in securities generally occurs on the Nasdaq Stock Market or, if the Common Stock is not quoted on the Nasdaq Stock Market, on the principal national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or other established automated over-the-counter trading market in the United States or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System or another established automated over-the-counter trading market in the United States, on the principal other market on which the Common Stock is then traded (PROVIDED that no day on which trading of the Common Stock is suspended shall count as a Trading Day).

     "TRUSTEE" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

     "UNDERWRITERS" means Goldman, Sachs & Co., _______________ and
_______________.

     "VICE PRESIDENT" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     SECTION 1.2.   OTHER DEFINITIONS.

TERM                                                       DEFINED IN SECTION
-------------------------------------------------------    ---------------------
"Additional Shares"                                                3.9
"Agent Members"                                                    2.1(b)
"Bankruptcy Law"                                                   8.1
"Cash Settlement Notice Period"                                    4.2(c)
"Company Order"                                                    2.2
"Conversion Agent"                                                 2.3
"Conversion Date"                                                  4.3
"Conversion Retraction Period"                                     4.2(c)

"Custodian"                                                        8.1
"Daily Adjustment"                                                 4.7(a)
"DTC"                                                              2.1(b)
"Depositary"                                                       2.1(b)
"Distributed Assets"                                               4.7(a)
"Event of Default"                                                 8.1
"Fundamental Change Conversion Right Notice"                       3.8(a)
"Fundamental Change Repurchase Price"                              3.8(a)
"Fundamental Change Repurchase Right Notice"                       3.8(c)
"Legal Holiday"                                                   12.7
"Paying Agent"                                                     2.3
"Payment Blockage Notice"                                          5.3(a)
"Primary Registrar"                                                2.3
"Registrar"                                                        2.3
"Repurchase Exercise Notice"                                       3.8(d)
"Repurchase Premium"                                               4.7(a)
"Residual Value Shares"                                            4.2(a)
"Spin-off"                                                         4.7(a)
"Stock Price"                                                      3.9(b)
"Trigger Event"                                                    4.11
"Underwriting Agreement"                                           2.2

     SECTION 1.3.   TRUST INDENTURE ACT PROVISIONS.

     Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities;

     "indenture security holder" means a Securityholder;

     "indenture to be qualified" means this Indenture; and

     "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.4.   RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

          (A)  a term has the meaning assigned to it;

          (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (C) words in the singular include the plural, and words in the plural include the singular;

          (D)  provisions apply to successive events and transactions;

          (E) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;

          (F)  the masculine gender includes the feminine and the neuter;

          (G) references to agreements and other instruments include subsequent amendments thereto; and

          (H) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2
                                 THE SECURITIES

     SECTION 2.1.   FORM AND DATING.

     (a) GENERAL. The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in EXHIBIT A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) GLOBAL SECURITIES. All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "DEPOSITARY"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.

     Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

     Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (c) BOOK ENTRY PROVISIONS. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (3) shall bear a legend substantially to the following effect:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER. PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE

DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

     SECTION 2.2.   EXECUTION AND AUTHENTICATION.

     An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $________ (or such greater amount necessary to reflect the exercise by the Underwriters of their option to purchase additional Securities in compliance with the Underwriting Agreement, dated ________ __, 2006, between the Company and the Underwriters (the "UNDERWRITING AGREEMENT") but not to exceed $__________ in aggregate principal amount) upon receipt of a written order or orders of the Company signed by two Officers, at least one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company (a "COMPANY ORDER"). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Global Security and the date on which each original issue of Securities is to be authenticated. The Company at any time or from time to time may, without the consent of any Holder, issue additional Securities having the same terms as the Securities initially issued hereunder, and entitled to all of the benefits of this Indenture. Such additional Securities will be deemed Securities for all purposes hereunder, including without limitation in determining the necessary Holders who may take the actions or consent to the taking of actions as specified in this Indenture.

     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

     SECTION 2.3.   REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

     The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "REGISTRAR"), one or more offices or agencies where Securities may be presented for payment (each, a "PAYING AGENT"), one or more offices or agencies where Securities may be presented for conversion (each, a "CONVERSION AGENT") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the "PRIMARY REGISTRAR") shall keep a register of the Securities and of their registration of transfer and exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

     The Company hereby initially designates the Trustee as Paying Agent, Registrar, Custodian and Conversion Agent and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, as an office or agency of the Company for each of the aforesaid purposes.

     SECTION 2.4.   PAYING AGENT TO HOLD MONEY IN TRUST.

     Prior to 11:00 a.m., New York City time, on each due date of the principal of, premium, if any, or interest on any Securities, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal, premium or interest so becoming due. A Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium or interest on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of, premium, if any, or interest on any Securities, segregate the money and hold it as a separate trust fund for the benefit of the Securityholders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

     SECTION 2.5.   SECURITYHOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders, and the Trustee shall otherwise comply with TIA Section 312(a). If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee at least seven Business Days before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA Section 312(a).

     SECTION 2.6.   TRANSFER AND EXCHANGE.

     (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or registration of transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.7, 2.10, 3.7, 4.3 (last paragraph) or 11.6.

     Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed, (ii) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (iii) any Securities or portions thereof in respect of which a Repurchase Exercise Notice pursuant to Section 3.8(d) hereof has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (c) Each Holder agrees to indemnify the Company, each Registrar and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.7.   REPLACEMENT SECURITIES.

     If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

     Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 2.8.   OUTSTANDING SECURITIES.

     Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

     If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

     If a Paying Agent (other than the Company or an Affiliate of the Company) holds on a Redemption Date, a Fundamental Change Repurchase Date or the Final Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Fundamental Change Repurchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue; PROVIDED, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made.

     Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     SECTION 2.9.   TREASURY SECURITIES.

     In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

     SECTION 2.10.  TEMPORARY SECURITIES.

     Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver definitive Securities in exchange for temporary Securities.

     Holders of temporary Securities shall be entitled to all the benefits of this Indenture.

     SECTION 2.11.  CANCELLATION.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for registration of transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for registration of transfer, exchange, redemption, payment, conversion or cancellation and shall dispose of canceled Securities (subject to the record retention requirements of the Exchange Act), in accordance with its standard procedures. All Securities that are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation. The Company may not hold or resell such Securities or issue new Securities to replace Securities that it has purchased or otherwise acquired or that have been delivered to the Trustee for cancellation.

     SECTION 2.12.  ADDITIONAL TRANSFER AND EXCHANGE REQUIREMENTS.

     (a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; PROVIDED that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

     (b) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Securities:

               (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; PROVIDED that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; PROVIDED that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

               (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully-registered book entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any applicable legend provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof; PROVIDED, HOWEVER, that any Global Security surrendered for exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6(a).

               (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

               (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

               (v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on

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          whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

     (c) In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(b)(i) which required such exchange shall cease to exist, the Company shall deliver notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

               (i) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security; or

               (ii) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Securities and causing, or directing the Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate and deliver a new Global Security; PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6(a).

     SECTION 2.13.  CUSIP NUMBERS.

     The Company in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                            REDEMPTION AND PURCHASES

     SECTION 3.1.   OPTIONAL REDEMPTION

     (a) The Company shall not have the option to redeem the Securities pursuant to this Section 3.1 prior to June 20, 2011. The Securities are subject to redemption, at the option of

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the Company, on or after June 20, 2011, in whole or in part, but only if the
Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the date one day prior to the day the Company gives a notice of redemption is greater than 150% of the Applicable Conversion Price on the date of such notice, at a Redemption Price in cash equal to 100% of the principal amount of the Securities to be redeemed together with accrued and unpaid interest, if any, on the principal amount of the Securities redeemed to the date of redemption.

     (b) Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of Section 3.2 through 3.7 hereof.

     SECTION 3.2.   RIGHT TO REDEEM; NOTICE TO TRUSTEE.

     If the Company elects to redeem Securities pursuant to Section 3.1 and paragraph 5 of the Securities, it shall furnish to the Trustee at least 25 but not more than 60 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) an Officers' Certificate setting forth the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than 10 days after the date of notice to the Trustee.

     SECTION 3.3.   SELECTION OF SECURITIES TO BE REDEEMED.

     If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 10 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed and promptly notify the Company in writing of its selection. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption, by lot, on a pro rata basis or by any other method the Trustee considers fair and appropriate. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

     SECTION 3.4.   NOTICE OF REDEMPTION.

     At least 10 days but not more than 60 days before a Redemption Date, the Company shall deliver a notice of redemption to each Holder of Securities to be redeemed at such Holder's registered address.

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     The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3)  the Applicable Conversion Rate;

          (4)  the name and address of each Paying Agent and Conversion Agent;

          (5) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

          (6) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 8 of the Securities;

          (7) whether the Company has elected to deliver cash and Residual Value Shares pursuant to Section 4.2(a), or pay cash for any portion of the Residual Value Shares pursuant to Section 4.2(b), with respect to any Securities or portions thereof converted prior to the Redemption Date;

          (8) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease accruing on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price plus accrued interest, if any, up to but not including the Redemption Date, upon presentation and surrender to a Paying Agent of the Securities; and

          (9) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company's written request to the Trustee, upon reasonable prior notice, which request shall (i) be irrevocable once given and (ii) set forth all relevant information required by clauses (1) through (9) of the preceding paragraph, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

     SECTION 3.5.   EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, together with accrued and unpaid interest, if any, except for Securities that are converted in accordance with the provisions of Article 4. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price, plus accrued interest up to but not including the Redemption Date; PROVIDED that if the Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest will be payable to the Holders in whose name the Securities are registered at the close of business on the interest payment record date.

     SECTION 3.6.   DEPOSIT OF REDEMPTION PRICE.

     At least one Business Day prior to the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

     SECTION 3.7.   SECURITIES REDEEMED IN PART.

     Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and, upon the Company's written request, the Trustee shall authenticate and deliver to the Holder, at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     SECTION 3.8.   REPURCHASE AT OPTION OF THE HOLDER UPON A FUNDAMENTAL
CHANGE.

     (a) Subject to the satisfaction of the requirements of this Section 3.8, if a Fundamental Change occurs at any time prior to the Final Maturity Date, each Holder will, upon receipt of the notice of the occurrence of a Fundamental Change described in Section 3.8(c), have the right to require the Company to repurchase any or all of such Holder's Securities for cash in an amount equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to (but not including) the Fundamental Change Repurchase Date (the "FUNDAMENTAL CHANGE REPURCHASE PRICE"), unless such Fundamental Change Repurchase Date falls after an interest payment record date and on or prior to the corresponding interest payment date, in which case the Fundamental Change Repurchase Price will include the full amount of accrued and unpaid interest payable on such interest payment date to the Holder of record at the close of business on the corresponding interest payment record date. At least 15 Business Days prior to the anticipated effective date of the Fundamental Change (or, if the Company does not have actual notice of a Fundamental Change, as soon as practicable thereafter), the Company shall provide to all Holders of the Securities, the Trustee, the Paying Agent and the Conversion Agent a conversion right notice (the "FUNDAMENTAL CHANGE CONVERSION RIGHT NOTICE") stating:

          (1) if applicable, whether the Company will adjust the Applicable Conversion Rate and related conversion obligation pursuant to Section 3.9 hereof;

          (2) whether the Company expects that Holders will have the right to require the Company to repurchase their Securities as described in this Section 3.8; and

          (3) that the Holders of the Securities have the right to convert their Securities in accordance with Article 4 hereof.

     (b) Notwithstanding the foregoing, Holders will not have the right to require the Company to repurchase any Securities if a Fundamental Change described in clause (b), (c) or (d) in the definition of Fundamental Change occurs (and the Company will not be required to deliver the notice described in Section 3.8(c)), if either:

          (1) the Closing Sale Price for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the effective date of the Fundamental Change or the date of the public announcement of the Fundamental Change, in the case of a Fundamental Change relating to an acquisition of Capital Stock under clause (b) of the definition of Fundamental Change, or the period of 10 consecutive Trading Days ending immediately before the effective date of the Fundamental Change, in the case of a Fundamental Change relating to a merger, consolidation, asset sale or otherwise under clause
(c) of the definition of Fundamental Change or a change in the Board of Directors under clause (d) of the definition of Fundamental Change, equals or exceeds 105% of the Applicable Conversion Price in effect on each of those five Trading Days; or

          (2) at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' or appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Fundamental Change under clause (b) and/or (c) of the definition of Fundamental Change consists of shares of common stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on the Nasdaq Stock Market or another established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the Securities become convertible into shares of such common stock.

     (c) Subject to Section 3.8(b), on or before the 15th Business Day after the effective date of a Fundamental Change (which Fundamental Change results in the Holders of such Securities having the right to cause the Company to repurchase their Securities), the Company will provide to all Holders of the Securities, the Trustee and the Paying Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the "FUNDAMENTAL CHANGE REPURCHASE RIGHT NOTICE"). The Fundamental Change Repurchase Right Notice shall state:

          (1)  the event or events giving rise to the Fundamental Change;

          (2) if the Company will adjust the Applicable Conversion Rate and related conversion obligations as described in Section 3.9 hereof pursuant to a Fundamental Change that falls under clause (b), (c) or (d) of the definition of Fundamental Change, the Applicable Conversion Rate and any adjustments to the Applicable Conversion Rate;

          (3)  the effective date of the Fundamental Change, if applicable;

          (4) the last date on which a Holder may exercise its repurchase right;

          (5)  the Fundamental Change Repurchase Price;

          (6)  the Fundamental Change Repurchase Date;

          (7)  the name and address of the Paying Agent and the Conversion
Agent;

          (8) that the Securities with respect to which a Repurchase Exercise Notice has been given by the Holder may be converted only if the Holder withdraws the Repurchase Exercise Notice as described in Section 3.8(d); and

          (9) the procedures that Holders must follow to require the Company to repurchase their Securities and to withdraw any Repurchase Exercise Notice.

     Substantially simultaneously with providing the Fundamental Change Repurchase Right Notice, the Company will issue a press release and publish the information through a public medium customary for such press releases.

     (d) To exercise the repurchase right in connection with a Fundamental Change, a Holder must, prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Repurchase Date, deliver the Securities to be purchased to the Paying Agent, duly endorsed for transfer, or effect book-entry transfer of the Securities to the Paying Agent, and must deliver a written notice of repurchase (a "REPURCHASE EXERCISE NOTICE"), substantially in the form included in Exhibit A hereto, duly completed to the Paying Agent. The Repurchase Exercise Notice must state:

          (1) if the Securities are certificated, the certificate numbers of the Securities to be delivered for repurchase;

          (2) the portion of the principal amount of the Securities to be repurchased, which must be equal to $1,000 or an integral multiple thereof; and

          (3) that the Securities are to be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the applicable provisions of the Securities and this Indenture.

     If the Securities are not in certificated form, the Repurchase Exercise Notice must comply with the Applicable Procedures.

     A Holder may withdraw any Repurchase Exercise Notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to 5:00 p.m., New York City time, on the second Business Day prior to the Fundamental Change Repurchase Date. The notice of withdrawal must state:

          (1) the principal amount of the Securities for which the Repurchase Exercise Notice has been withdrawn;

          (2) if certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and

          (3) the principal amount, if any, that remains subject to the Repurchase Exercise Notice.

     If the Securities are not in certificated form, the withdrawal notice must comply with the Applicable Procedures.

     (e) The Company must repurchase the Securities for which a Fundamental Change repurchase notice has been delivered and not withdrawn no less than 20 and no more than 35 Business Days after the date of the Fundamental Change Repurchase Right Notice with respect to the occurrence of the relevant Fundamental Change, subject to extension to comply with applicable law. To receive payment of the Fundamental Change Repurchase Price, a Holder must either effect book-entry transfer or deliver the Securities, together with necessary endorsements, to the office of the Paying Agent after delivery of the Repurchase Exercise Notice. Holders will receive payment of the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Repurchase Date or the time of book-entry transfer or the delivery of the Securities. If the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price of the Securities on or prior to the Business Day following the Fundamental Change Repurchase Date, then:

          (1) the Securities will cease to be outstanding and Interest, if any, will cease to accrue (whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent); and

          (2) all other rights of the Holder will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Securities).

     SECTION 3.9. ADJUSTMENT TO APPLICABLE CONVERSION RATE UPON A FUNDAMENTAL CHANGE.

     (a) If and only to the extent that a Holder converts Securities in connection with a Fundamental Change described in clause (b), (c) or (d) of the definition of Fundamental Change, the Company will increase the Applicable Conversion Rate for the Securities surrendered for conversion by a number of additional shares (the "ADDITIONAL SHARES") as described in this Section 3.9; PROVIDED, HOWEVER, that no increase will be made in the case of a Fundamental Change if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' or appraisal rights') in such Fundamental Change transaction consists of shares of common stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on the

Nasdaq Stock Market or another established automated over-the-counter trading market in the United States (or that will be so traded or quoted immediately following the transaction) and, as a result of the transaction, the Securities become convertible into shares of such common stock.

     (b) The number of Additional Shares will be determined by reference to the Additional Shares Table, based on the effective date of the Fundamental Change transaction and the price (the "STOCK PRICE") paid per share of Common Stock in such Fundamental Change transaction. If holders of Common Stock receive only cash in such Fundamental Change transaction, the Stock Price will be the cash amount paid per share of Common Stock. Otherwise, the Stock Price will be the average of the Closing Sale Prices of the Common Stock on each of the five consecutive Trading Days prior to but not including the effective date of the Fundamental Change.

     (c) A conversion of Securities by a Holder will be deemed for these purposes to be "in connection with" a Fundamental Change if the conversion notice is received by the Conversion Agent on or subsequent to the date that is 15 Business Days prior to the expected effective date of the Fundamental Change and prior to the 45th day following the effective date of the Fundamental Change (or, if earlier and to the extent applicable, the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date).

     (d) The Stock Prices set forth in the first row of the Additional Shares Table (i.e., the column headings) will be adjusted as of any date on which the Applicable Conversion Rate is adjusted, as described in Section 4.7. The adjusted Stock Prices will equal (1) the Stock Prices applicable immediately prior to such adjustment, multiplied by (2) an adjustment factor equal to a fraction, (A) the numerator of which is the Applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (B) the denominator of which is the Applicable Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner and for the same events as the Applicable Conversion Rate as set forth in
Section 4.7.

     (e) The exact Stock Price and effective date of the Fundamental Change may not be set forth on the Additional Shares Table, in which case, if the Stock Price is:

          (1) between two Stock Price amounts on the Additional Shares Table or the effective date of the Fundamental Change is between two dates on the Additional Shares Table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

          (2) more than $_______ per share (subject to adjustment), no Additional Shares will be issued upon conversion; and

          (3) less than $______ per share (subject to adjustment), no Additional Shares will be issued upon conversion.

     (f) Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed ________ per $1,000 principal amount of

Securities, subject to adjustment in the same manner and for the same events as the Applicable Conversion Rate as set forth in Section 4.6.

     SECTION 3.10.  COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES.

     In connection with any offer to purchase or purchase of Securities under
Section 3.8, the Company shall comply with all tender offer rules applicable to the Company under the Exchange Act. The Company shall (a) comply with Rule 13e-4 and Rule 14e-l (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 and 3.9 to be exercised in the time and in the manner specified therein. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.10, the Company, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.10 by virtue of such conflict.

     SECTION 3.11.  REPAYMENT TO THE COMPANY.

     To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.8 exceeds the aggregate Fundamental Change Repurchase Price together with interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

                                    ARTICLE 4
                                   CONVERSION

     SECTION 4.1.   CONVERSION RIGHT.

     Subject to the further provisions of this Article 4 and paragraph 8 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the last Business Date prior to the Final Maturity Date, at the Applicable Conversion Rate in effect on the Conversion Date; PROVIDED, HOWEVER, that, if such Security is called for redemption or submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date or Fundamental Change Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or for purchase (unless the Company shall default in making the redemption payment or Fundamental Change Repurchase Price payment when due, as the case may be, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be). The Initial Conversion Rate is subject to adjustment as provided in this Article 4. Upon surrender of Securities for conversion, the

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Company will have the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock as provided in Section 4.2

     Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     A Security in respect of which a Holder has delivered a Repurchase Exercise Notice pursuant to Section 3.8 exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with Section 3.8.

     A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

     SECTION 4.2.   CONVERSION CONSIDERATION.

     (a) Upon surrender of any Securities for conversion, the Company shall have the right, at its option, to deliver to the Holder of such Securities, in lieu of the shares of Common Stock otherwise issuable, in respect of each $1,000 principal amount of Securities:

          (1)  cash in the amount equal to the lesser of:

               (A)    the principal amount of each Security, or

               (B)    the Conversion Value; and

          (2) to the extent the Conversion Value exceeds $1,000, a number of shares of Common Stock (the "RESIDUAL VALUE SHARES") equal to the sum of the Daily Trading Share Amounts for each of the 10 consecutive Trading Days in the Applicable Conversion Reference Period; PROVIDED, HOWEVER, that the Company will pay cash in lieu of fractional shares otherwise issuable upon conversion of the Securities in accordance with Section 4.4.

     (b) Notwithstanding Section 4.2(a)(2), the Company may elect to pay cash to Holders of Securities surrendered for conversion in lieu of all or a portion of the Residual Value Shares issuable upon conversion of such Securities. The amount of cash payable in respect of each Residual Value Share otherwise issuable upon conversion shall equal the sum of the Residual Cash Value for such share calculated for each day of the Applicable Conversion Reference Period.

     (c)  Upon an election to deliver cash and Residual Value Shares pursuant to
Section 4.2(a), or pay cash for any portion of the Residual Value Shares pursuant to Section 4.2(b), the Company shall provide notice to the relevant Holders on or before the date that is three Business Days following the Conversion Date (the "CASH SETTLEMENT NOTICE PERIOD"). If the Company elects to pay cash for any portion of the Residual Value Shares pursuant to Section 4.2(b), such notice shall specify the amount to be satisfied in cash (expressed as a percentage of each Residual Value Share that will be paid in cash in lieu of Common Stock). If the Company timely elects to deliver cash and Residual Value Shares pursuant to Section 4.2(a), or pay cash for any portion of the Residual Value Shares pursuant to Section 4.2(b), a Holder may retract the conversion notice at any time during the two Business Day period immediately following the Cash Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"). If the Company does not make an election to deliver cash and Residual Value Shares pursuant to Section 4.2(a), or pay cash for any portion of the Residual Value Shares pursuant to Section 4.2(b), no retraction can be made and the conversion notice shall be irrevocable.

     (d) If the Company elects to deliver cash and Residual Value Shares pursuant to Section 4.2(a), or pay cash for any portion of the Residual Value Shares pursuant to 4.2(b), in connection with conversions within 20 days prior to the Final Maturity Date, the Company shall deliver, on or prior to the Final Maturity Date, a single notice to the Trustee of its election and, if applicable, the amount of Residual Value Shares to be satisfied in cash (expressed as a percentage of each Residual Value Share that will be paid in cash in lieu of Common Sock). If the Company elects to deliver cash and Residual Value Shares pursuant to Section 4.2(a), or pay cash for any portion of the Residual Value Shares pursuant to Section 4.2(b), in connection with conversions after delivery of a notice of redemption and prior to the stated Redemption Date, the notice of redemption shall inform Holders of the Company's election and, if applicable, the amount of Residual Value Shares to be satisfied in cash (expressed as a percentage of each Residual Value Share that will be paid in cash in lieu of Common Stock).

     (e) At any time prior to the Final Maturity Date, the Company may irrevocably elect, in its sole discretion without the consent of the Holders of the Securities, by notice to the Holders, to satisfy in cash 100% of the principal amount of the Securities converted after the date of such election. After making such an election, the Company shall retain the option pursuant to
Section 4.2(b) to pay cash in lieu of all or a portion of any Residual Value Shares otherwise issuable to the extent the Conversion Value exceeds the principal amount of Securities converted. If the Company elects to pay cash in lieu of all or a portion of any Residual Value Shares pursuant to Section 4.2(b), the Company shall provide notice of its election in the manner described in Section 4.2(c) or (d), as the case may be. If the Company irrevocably elects to satisfy in cash 100% of the principal amount of the Securities converted after the date of such election and, for Securities subsequently converted, issues Residual Value Shares to the extent the Conversion Value exceeds the principal amount of Securities converted, notice of the Company's election to deliver cash for the principal amount shall be deemed to have been provided on the last date of the Cash Settlement Notice Period and a Holder's conversion notice shall be irrevocable.

     (f) The Company shall determine the Conversion Value, the Daily Trading Share Amount, the calculation of the excess of the Conversion Value over the principal amount and the number of shares of Common Stock deliverable to Holders upon conversion pursuant to Section 4.2(a) (assuming the Company does not elect to pay such excess in cash pursuant to Section 4.2(b)).

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     SECTION 4.3.   CONVERSION PROCEDURE.

     To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "CONVERSION DATE." Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

     The Company shall deliver any shares of Common Stock and cash deliverable upon conversion to the Conversion Agent no later than the third Business Day following the Applicable Conversion Reference Period; PROVIDED, HOWEVER, that if the Company does not elect to satisfy any portion of the conversion obligation in cash pursuant to Section 4.2(a) or (b) (other than cash in lieu of any fractional shares), delivery of the shares of Common Stock and cash in lieu of any fractional shares shall occur through the Conversion Agent or in accordance with the Applicable Procedures, as the case may be, as soon as practicable on or after the Conversion Date.

     The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; PROVIDED, HOWEVER, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; PROVIDED, FURTHER, that such conversion shall be at the Applicable Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

     Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof called for redemption or presented for purchase upon a Fundamental Change on a Redemption Date or Fundamental Change Repurchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as

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otherwise provided in this Section 4.3, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

     Except as otherwise provided in this Section 4.3, the Company's delivery to the Holder of the full number of shares of Common Stock into which the Security is convertible, or cash or a combination of cash and shares of Common Stock pursuant to Section 4.2(a) or (b), as the case may be, in lieu of such full number of shares, together with any cash payment for such Holder's fractional shares pursuant to Section 4.4, shall be deemed to satisfy the Company's obligation to pay the principal amount of the Security and accrued but unpaid interest, if any, attributable to the period from the most recent interest payment date to the conversion date. As a result, accrued but unpaid interest, if any, to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

     Nothing in this Section 4.3 shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

     Upon surrender of a Security that is converted in part, the Company shall execute, and, upon the Company's written request, the Trustee shall authenticate and deliver to the Holder, at the expense of the Company, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     SECTION 4.4.   FRACTIONAL SHARES.

     The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined, (calculated to the nearest l/1000th of a share) by multiplying the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

     SECTION 4.5.   TAXES ON CONVERSION.

     If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

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     SECTION 4.6.   COMPANY TO PROVIDE STOCK.

     The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

     All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq Stock Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; PROVIDED, HOWEVER, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

     In no event will the Company take any action that would require adjustment to the Applicable Conversion Rate, nor will the Company adjust the Applicable Conversion Rate, if such Applicable Conversion Rate adjustment would require the Company to issue, upon conversion of the Securities, a number of shares of Common Stock that would require the Company to obtain prior stockholder approval under the rules and regulations of the Nasdaq Stock Market, and, if applicable, the rules of the exchange or quotation system on which the Common Stock is then traded, without obtaining such prior stockholder approval.

     SECTION 4.7.   ANTI-DILUTION ADJUSTMENTS.

     (a) The Applicable Conversion Rate shall be subject to adjustment, without duplication, upon the occurrence of any of the following events:

          (1) In the event the Company pays a dividend or makes a distribution on the Common Stock, payable exclusively in shares of Common Stock, the Applicable Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that dividend or distribution shall be increased by multiplying:

          (x)  the Applicable Conversion Rate, by

          (y) a fraction, (A) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately before the close of business on such record date and the total number of shares constituting such dividend or other distribution, and (B) the denominator of which

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               shall be the number of shares of Common Stock outstanding
               immediately before the close of business on such record date.

          (2) In the event the Company issues to all or substantially all holders of Common Stock rights or warrants that allow such holders to purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of the rights or warrants at a price per share less than the Current Market Price per share of the Common Stock, the Applicable Conversion Rate in effect immediately before the close of business on the date fixed for the determination of stockholders entitled to receive such rights or warrants shall be increased by multiplying:

          (x)  the Applicable Conversion Rate, by

          (y) a fraction, (A) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately before the close of business on the date fixed for such determination and the total number of shares of Common Stock offered for purchase, and (B) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately before the close of business on the date fixed for such determination and the total number of shares of Common Stock that could be purchased at the Current Market Price with the aggregate purchase price for the total number of shares of Common Stock so offered for purchase.

     The increase in the Applicable Conversion Rate shall take effect immediately after the date fixed for the determination of stockholders entitled to receive such rights or warrants. If the rights or warrants are not exercised prior to their expiration and as a result no additional shares of Common Stock are delivered or issued pursuant to such rights or warrants, the Applicable Conversion Rate shall be readjusted as if such issuance had not occurred.

          (3)  In the event the Company:

               (A) subdivides or splits the outstanding shares of Common Stock into a greater number of shares, the Applicable Conversion Rate shall be proportionally increased immediately after the effective date of such subdivision or split;

               (B) combines or reclassifies the outstanding shares of Common Stock into a smaller number of shares, the Applicable Conversion Rate shall be proportionally reduced immediately after the effective date of such combination or reclassification; or

               (C) issues by reclassification of the shares of Common Stock any shares of the Capital Stock of the Company, the Applicable Conversion Rate in effect immediately after the effective date of such reclassification shall be proportionally applied to the class or classes of shares of Capital Stock of the Company into which the Common Stock was reclassified.

          (4) In the event the Company distributes to all or substantially all holders of Common Stock evidences of indebtedness, securities, assets or rights, options or warrants to purchase its securities (PROVIDED, HOWEVER, that if these rights are only exercisable upon the occurrence of specified triggering events, then the Applicable Conversion Rate shall not be adjusted until the triggering events occur), but excluding:

               (A)    dividends or distributions described in Section 4.7(a)(1);

               (B)    rights or warrants described in Section 4.7(a)(2);

               (C) dividends or distributions paid exclusively in cash described in Section 4.7(a)(6), (7) or (8),

(the "DISTRIBUTED ASSETS"), the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution shall be increased, other than in the case of a Spin-off as described below, by multiplying:

          (x)  the Applicable Conversion Rate, by

          (y) a fraction, (A) the numerator of which shall be the Current Market Price of the Common Stock and (B) the denominator of which shall be the Current Market Price of the Common Stock minus the fair market value, as determined by the Board of Directors, whose determination in good faith will be conclusive, of the portion of those Distributed Assets applicable to one share of Common Stock.

     The increase in the Applicable Conversion Rate shall take effect immediately after the record date fixed for determination of the stockholders entitled to receive such distribution.

     Notwithstanding the foregoing, in cases where (i) the fair market value per share of Common Stock of the Distributed Assets equals or exceeds the Current Market Price of the Common Stock, or (ii) the Current Market Price of the Common Stock exceeds the fair market value per share of Common Stock of the Distributed Assets by less than $1.00, in lieu of the foregoing adjustment, the Holder shall have the right to receive upon conversion, in addition to shares of Common Stock, if any, or other consideration as provided in Section 4.2(a) or (b), as the case may be, the Distributed Assets the Holder would have received if the Holder had converted the Securities immediately prior to the record date.

          (5) In the event the Company distributes to all or substantially all holders of Common Stock shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary of the Company or other business unit (a "SPIN-OFF"), the Applicable Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution shall be increased by multiplying:

          (x)  the Applicable Conversion Rate, by

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          (y)  an adjustment factor equal to the sum of the Daily Adjustments for each of the 10 consecutive Trading Days beginning on the effective day of the Spin-off.

     The "DAILY ADJUSTMENT" for any given Trading Day shall be equal to a fraction, the numerator of which shall be the Closing Sale Price of the Common Stock on that Trading Day plus the closing price of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of the Common Stock on that Trading Day, and the denominator of which shall be the product of 10 and the Closing Sale Price of the Common Stock on that Trading Day.

     The increase in the Applicable Conversion Rate in the event of a Spin-off shall take effect on the tenth Trading Day from, and including, the effective date of the Spin-off.

          (6) In the event the Company makes a distribution consisting exclusively of cash to all or substantially all holders of Common Stock, the Applicable Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution shall be adjusted by multiplying:

          (x)  the Applicable Conversion Rate, by

          (y) a fraction, (A) the numerator of which shall be the Current Market Price of the Common Stock, and (B) the denominator of which shall be the Current Market Price of the Common Stock, minus the amount per share of such distribution.

     The adjustment to the Applicable Conversion Rate shall take effect immediately after the record date fixed for determination of the stockholders entitled to receive such distribution.

     For purposes of this paragraph (6), the "CURRENT MARKET PRICE" of the Common Stock means the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the Trading Day prior to the ex-dividend Trading Day for such cash distribution.

     Notwithstanding the foregoing, in cases where (i) the amount per share of Common Stock of such distribution equals or exceeds the Current Market Price of the Common Stock or (ii) the Current Market Price of the Common Stock exceeds the amount per share of Common Stock of such distribution by less than $1.00, in lieu of the foregoing adjustment, the Holder shall have the right to receive upon conversion, in addition to shares of Common Stock, if any, or other consideration as provided in Section 4.2(a) or (b), as the case may be, such distribution the Holder would have received if the Holder had converted the Securities immediately prior to the record date.

          (7) In the event the Company or one of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, as the case may be, the Applicable Conversion Rate in effect immediately before the close of business on the date of the expiration of the tender or exchange offer shall be adjusted by multiplying:

          (x)  the Applicable Conversion Rate, by

          (y) a fraction, (A) the numerator of which shall be the sum of (i) the fair market value, as determined by the Board of Directors, of the aggregate consideration payable for all shares of Common Stock purchased by the Company or any such Subsidiary in the tender or exchange offer and (ii) the product of (x) the number of shares of Common Stock outstanding less any such purchased shares and (y) the Closing Sale Price of the Common Stock on the Trading Day next succeeding the date of the expiration of the tender or exchange offer, and (B) the denominator of which shall be the product of (i) the number of shares of Common Stock outstanding, including any such purchased shares, and (ii) the Closing Sale Price of the Common Stock on the Trading Day next succeeding the date of expiration of the tender or exchange offer.

     The adjustment to the Applicable Conversion Rate shall take effect immediately after the Trading Day next succeeding the date of the expiration of the tender or exchange offer.

          (8) In the event the Company or one of its Subsidiaries makes a payment in respect of a repurchase of the Common Stock, the consideration for which exceeds the then-prevailing market price of the Common Stock (such amount, the "REPURCHASE PREMIUM"), and that repurchase, together with any other repurchases of Common Stock by the Company or a Subsidiary involving a Repurchase Premium concluded within the preceding 12 months, results in the payment by the Company and its Subsidiaries of an aggregate consideration exceeding an amount equal to 10% of the market capitalization of the Common Stock, the Applicable Conversion Rate shall be adjusted by multiplying:

          (x)  the Applicable Conversion Rate, by

          (y) a fraction, (A) the numerator of which shall be the Current Market Price of the Common Stock and (B) the denominator of which shall be (i) the Current Market Price of the Common Stock, minus
               (ii) the quotient of (x) the aggregate amount of all of the Repurchase Premiums paid in connection with such repurchases and
               (y) the number of shares of Common Stock outstanding on the day next succeeding the date of the repurchase triggering the adjustment, as determined by the Board of Directors;

PROVIDED that no adjustment to the Applicable Conversion Rate shall be made to the extent the Applicable Conversion Rate is not increased as a result of the above calculation; and, PROVIDED FURTHER that the repurchases of Common Stock effected by the Company, its Subsidiaries or their respective agents in conformity with Rule 10b-18 under the Exchange Act shall not be included in any adjustment to the Applicable Conversion Rate made under this paragraph (8).

     For purposes of this paragraph (8):

               (A) the "market capitalization" of the Common Stock shall be calculated by multiplying (A) the Current Market Price of the Common Stock by
(B) the number of shares of Common Stock then outstanding on the date of the repurchase triggering the adjustment;

               (B) the "Current Market Price" means the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days beginning on the Trading Day next succeeding the date of the repurchase triggering the adjustment; and

               (C) in determining the Repurchase Premium, the "then-prevailing market price" of the Common Stock means the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the relevant repurchase date.

     If a payment would cause an adjustment to the Applicable Conversion Rate under both paragraph (7) and paragraph (8) of this Section 4.7(a), the provisions of Section 4.7(a)(8) shall control.

     (b) In addition to the adjustments set forth in Section 4.7(a), the Company may increase the Applicable Conversion Rate as the Board of Directors considers advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire Capital Stock) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Applicable Conversion Rate by any amount for any period of at least 20 days if the Board of Directors has determined that such increase would be in the Company's best interests. If the Board of Directors makes such a determination, it will be conclusive. The Company will give Holders at least 15 days' notice of such an increase in the Applicable Conversion Rate. No such increase shall be taken into account for purposes of determining whether the Closing Sale Price of the Common Stock equals or exceeds 105% of the Applicable Conversion Price in connection with an event that otherwise would be a Fundamental Change.

     (c) No adjustment to the Applicable Conversion Rate or a Holder's ability to convert its Securities will be made if the Holder otherwise participated in the distribution without conversion or in certain other cases.

     The Applicable Conversion Rate shall not be adjusted:

          (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any plan;

          (2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

          (3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (2) and outstanding as of the date the Securities were first issued;

          (4)  for a change in the par value of the Common Stock; or

          (5)  for accrued and unpaid interest, if any.

     (d) If a Holder will receive shares of Common Stock upon conversion of Securities, then the Holder will also receive any associated rights under any stockholder rights plan the Company may adopt, whether or not the rights have separated from the Common Stock at the time of conversion unless the rights would be void pursuant to the terms of any such stockholder rights plan if issued to such Holder or, prior to conversion, the rights have expired, terminated or been redeemed or exchanged.

     SECTION 4.8.   NOTICE OF ADJUSTMENTS OF CONVERSION RATE.

     Whenever the Conversion Rate is adjusted pursuant to Section 4.7(a) hereof:

     (a) the Company shall compute the adjusted Applicable Conversion Rate in accordance with Section 4.7(a) hereof and shall prepare an Officers' Certificate setting forth (1) the adjusted Applicable Conversion Rate, (2) the clause of
Section 4.7(a) pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (3) the calculation of such adjustment and (4) the date as of which such adjustment is effective, and such certificate shall promptly be delivered to the Trustee and each Conversion Agent (which certificates shall be conclusive evidence of the accuracy of such adjustment absent manifest error); and

     (b) as soon as practicable after each such adjustment, the Company shall deliver to the Holders a notice stating that the Applicable Conversion Rate has been adjusted and setting forth the adjusted Applicable Conversion Rate.

     Unless and until a Responsible Officer of the Trustee shall receive an Officers' Certificate with respect to an adjustment of the Applicable Conversion Rate, the Trustee may assume without inquiry that the Applicable Conversion Rate has not been adjusted and that the last Applicable Conversion Rate of which it has knowledge remains in effect.

     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.

     Substantially simultaneously with an adjustment of the Applicable Conversion Rate, the Company will disseminate a press release detailing the new Applicable Conversion Rate and other relevant information.

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     SECTION 4.9.   NOTICE OF CERTAIN CORPORATE TRANSACTIONS.

     In the event the Company:

     (a) issues to all or substantially all holders of Common Stock rights or warrants that allow such holders to purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of the rights or warrants at a price per share less than the Current Market Price per share of the Common Stock; or

     (b) distributes to all or substantially all holders of Common Stock evidence of indebtedness, securities, assets or rights, options or warrants to purchase its securities, which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock on the day preceding the declaration date for such distribution, in each case, other than pursuant to Section 4.11 hereof, the Company shall deliver written notice to the Conversion Agent, and shall deliver to the Holders, at least 15 days prior to the record or ex-dividend date for such distribution, a notice of such distribution.

     At any time that the Trustee is not also the Conversion Agent, the Company shall forthwith deliver a copy of any notice required pursuant to this Section
4.9 to the Trustee.

     Failure to deliver such notice or any defect therein shall not affect the validity of any transaction referred to in paragraph (a) or (b).

     SECTION 4.10.  CANCELLATION OF CONVERTED SECURITIES.

     All Certificated Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in this Indenture. Upon conversions of beneficial interests in any Global Security, the Trustee or the Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Securities represented by such Global Security to reflect the conversion pursuant to Section 2.1(b).

     SECTION 4.11.  RIGHTS ISSUED IN RESPECT OF COMMON STOCK.

     Rights, options or warrants distributed by the Company to all or substantially holders of Common Stock that allow such holders to purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (each a "TRIGGER EVENT"):

          (1)  are deemed to be transferred with such shares of Common Stock;

          (2)  are not exercisable; and

          (3)  are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 4.7 until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights, options or warrants, or any

Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 4.7(a), (A) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (B) in the case of any such rights, options or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

     SECTION 4.12.  TRUSTEE'S DISCLAIMER.

     The Trustee shall have no duty to determine when an adjustment under this
Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate that the Company is obligated to deliver to the Trustee pursuant to
Section 4.8. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 7.1, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 7.1.

                                    ARTICLE 5
                                  SUBORDINATION

     SECTION 5.1.   AGREEMENT TO SUBORDINATE.

     The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities (including the principal of, premium, if any, and interest on all the Securities and the Redemption Price with respect to any Securities being called for redemption and the Fundamental Change Repurchase Price with respect to all Securities subject to repurchase pursuant to Section 3.8 hereof) is subordinated in right of payment, to the extent and in the manner provided in this Article 5, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. No provision of this
Article 5 shall prevent the occurrence of any Default or Event of Default.

     SECTION 5.2.   LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding

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relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

     (a) holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before Holders of the Securities shall be entitled to receive any payment with respect to the Securities (except that Holders may receive Permitted Junior Securities); and

     (b) until all Obligations with respect to Senior Indebtedness (as provided in paragraph (a) above) are paid in full, any distribution to which Holders would be entitled but for this Article 5 shall be made to holders of Senior Indebtedness (except that Holders of Securities may receive Permitted Junior Securities), as their interests may appear.

     SECTION 5.3.   DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

     (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Securities and may not acquire from the Trustee or any Holder any Securities for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full if:

          (1) a default in the payment of any principal or other Obligations with respect to Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness; or

          (2) a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Person who may give it pursuant to Section 5.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default shall have been waived for a period of not less than 180 days.

     (b) The Company may and shall resume payments on and distributions in respect of the Securities and may acquire them upon the earlier of:

          (A) the date upon which the Trustee receives notice from the Company that the default is cured or waived or ceases to exist, or

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          (B)  in the case of a default referred to in clause (2) of Section
5.3(a) hereof, 179 days pass after the Payment Blockage Notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, if this Article 5 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

     SECTION 5.4.   ACCELERATION OF NOTES.

     If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

     SECTION 5.5.   WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payment of any Obligations or distribution of assets of the Company of any kind or character (other than Permitted Junior Securities pursuant to Section 5 hereof), whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) with respect to the Securities at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 5.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 5.

     SECTION 5.6.   NOTICE BY COMPANY.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article 5, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 5.

     SECTION 5.7.   SUBROGATION.

     After all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of the Senior Indebtedness and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Securities and

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entitled to similar rights of subrogation) to the rights of holders of Senior
Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that payments or distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article 5 to holders of Senior Indebtedness that otherwise would have been made to Securityholders (whether by the Company, any Holder, the Trustee or otherwise) is not, as between the Company and Holders, a payment by the Company on the Securities.

     SECTION 5.8.   RELATIVE RIGHTS.

     This Article 5 defines the relative rights of Holders of Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

     (a) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their terms;

     (b) affect the relative rights of Securityholders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

     (c) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Securities.

     If the Company fails because of this Article 5 to pay principal of, premium, if any, or interest on a Security on the due date, the failure is still a Default or Event of Default.

     SECTION 5.9.   SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

     SECTION 5.10.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative. Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

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     SECTION 5.11.  RIGHTS OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 5. Only the Company, a Representative or a holder of Designated Senior Indebtedness may give the notice. Nothing in this
Article 5 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 9.7 hereof.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     SECTION 5.12.  AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Securityholder, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 5, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
8.9 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Designated Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the Securityholders.

     SECTION 5.13.  AMENDMENTS.

     The provisions of this Article 5 shall not be amended or modified in any manner adverse to the holders of Senior Indebtedness without the written consent of the holders of all Senior Indebtedness.

     SECTION 5.14.  AGREEMENT TO SUBORDINATE UNAFFECTED.

     The provisions of this Article 5 shall remain in full force and effect irrespective of (a) any amendment, modification, or supplement of, or any waiver or consent to, any of the terms of the Senior Indebtedness or the agreement or instrument governing the Senior Indebtedness, (b) the release or non-perfection of any collateral securing the Senior Indebtedness or (c) the manner of sale or other disposition of the collateral securing the Senior Indebtedness or the application of the proceeds upon such sale.

     SECTION 5.15.  CERTAIN CONVERSIONS DEEMED PAYMENT.

     For the purposes of this Article 5 only, (1) the issuance and delivery of Permitted Junior Securities upon conversion of Securities in accordance with
Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of, or premium, if any, or interest on the Securities or on account of the purchase or other acquisition of Securities, and (2) the

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payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.4), property or securities (other than Permitted Junior Securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. Nothing contained in this
Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.

                                    ARTICLE 6
                                    COVENANTS

     SECTION 6.1.   PAYMENT OF SECURITIES.

     The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium, if any, and interest, shall be considered paid on the date it is due if the Paying Agent (if other than the Company or an Affiliate thereof) holds as of 11:00 a.m., New York City time, on the due date money, deposited by the Company or an Affiliate thereof in immediately available funds, designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities per annum.

     Payment of the principal of, premium, if any, and interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the office or agency of the Trustee in the Borough of Manhattan, The City of New York); PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; PROVIDED FURTHER that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company and the Trustee at least 10 Business Days prior to the payment date.

     SECTION 6.2.   SEC REPORTS.

     The Company shall file all reports and other information and documents that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. It is agreed that the filing of such reports via the SEC's EDGAR system shall constitute "filing" of such reports with the Trustee for purposes of this
Section 5.2. The Company shall at all times comply with TIA Section 314(a).

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the

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Company's compliance with any of its covenants hereunder (as to which the
Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 6.3.   COMPLIANCE CERTIFICATES.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, in such Officer's capacity as an officer of the Company:

          (1) the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default (without regard to grace periods or notice requirements) in the performance or observance of any of the terms, provisions and conditions of this Indenture, or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto; and

          (2) no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.4.   FURTHER INSTRUMENTS AND ACTS.

     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     SECTION 6.5.   MAINTENANCE OF CORPORATE EXISTENCE.

     Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     SECTION 6.6.   STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as

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contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 7.1.   COMPANY MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS.

     The Company shall not, directly or indirectly consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     This Section 7.1 shall not apply to a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

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     In the case of a reclassification, consolidation, merger, sale or transfer of assets or other transactions pursuant to which all or substantially all of the Common Stock would be converted into other securities, cash or property, the right to convert Securities into Common Stock will be changed into a right to convert Securities into the kind and amount of other securities, cash or property that the Holder would have received had the Holder converted such Securities immediately prior to the transaction; PROVIDED that if the Common Stock is converted into the right to receive more than a single type of consideration (determined in part upon any form of stockholder election), the kind and amount of consideration that the Holder would have received had the Holder converted such Securities immediately prior to the transaction shall be deemed to be the weighted average of the kind and amounts of consideration received by the holders of any Common Stock that affirmatively make such an election.

     SECTION 7.2.   SUCCESSOR SUBSTITUTED.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 6.1, there shall be an adjustment to the Applicable Conversion Rate and the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE 8
                              DEFAULT AND REMEDIES

     SECTION 8.1.   EVENTS OF DEFAULT.

     An "Event of Default" shall occur if:

          (1) the Company defaults in the payment of any interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

          (2) the Company defaults in the payment of any principal of (including, without limitation, premium, if any, on) any Security when the same becomes due and payable (whether at maturity, upon redemption, on a Fundamental Change Repurchase Date or otherwise);

          (3) the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and the default continues for the period and after the notice specified below;

          (4) the Company defaults in the payment of the purchase price of any Security when the same becomes due and payable;

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          (5)  the Company fails to provide notice of a Fundamental Change to the Trustee and to each Holder if required by Section 3.9 for a period of 30 days after notice of failure to do so;

          (6) any Indebtedness of the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) with an aggregate principal amount then outstanding in excess of the Cross Payment Default Amount, whether such Indebtedness now exists or shall hereafter be created, is not paid at final maturity (either at its stated maturity or upon acceleration thereof), and such Indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder;

          (7) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

               (A)    commences a voluntary case or proceeding;

               (B) consents to the entry of an order for relief against it in an

               (C)    involuntary case or proceeding;

               (D) consents to the appointment of a Custodian of it or for all or

               (E)    substantially all of its property; or

               (F) makes a general assignment for the benefit of its creditors; or

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

               (C) orders the liquidation of the Company or any Significant Subsidiary; and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

     The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means

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any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this
Section 8.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default under this Section 8.1 is cured, it ceases.

     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

     SECTION 8.2.   ACCELERATION.

     If an Event of Default (other than an Event of Default specified in clause
(7) or (8) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (7) or (8) of Section 8.1 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

     SECTION 8.3.   OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No

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remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 8.4.   WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

     Subject to Sections 8.7 and 11.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security, a failure by the Company to convert any Securities into Common Stock in accordance with the provisions of the Securities and this Indenture or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

     SECTION 8.5.   CONTROL BY MAJORITY.

     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 8.6.   LIMITATIONS ON SUITS.

     A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

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     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

     SECTION 8.7.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     SECTION 8.8.   COLLECTION SUIT BY TRUSTEE.

     If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 8.9.   TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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     SECTION 8.10.  PRIORITIES.

     If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order, subject to the provisions of Article 5:

     FIRST, to the Trustee for amounts due under Section 9.7;

     SECOND, to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

     THIRD, to the Company or such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

     SECTION 8.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

                                    ARTICLE 9
                                     TRUSTEE

     SECTION 9.1.   DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b)  Except during the continuance of an Event of Default:

          (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this

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Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of subsection (b) of this Section 9.1;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability unless the Company or Holders shall have offered to the Trustee security and indemnity satisfactory to it against such cost or liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 9.2.   RIGHTS OF TRUSTEE.

     Subject to Section 9.1:

     (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

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     (d)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     (k) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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     SECTION 9.3.   INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 9.10 and 9.11.

     SECTION 9.4.   TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent (other than the Trustee) and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

     SECTION 9.5.   NOTICE OF DEFAULT OR EVENTS OF DEFAULT.

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a Default or an Event of Default in payment of the principal of, premium, if any, or interest on any Security.

     SECTION 9.6.   REPORTS BY TRUSTEE TO HOLDERS.

     If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA
Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

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     SECTION 9.7.   COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances incurred or made by it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, damages, claims or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee) of enforcing this Indenture against the Company (including this Section 9.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee, upon receiving written notice thereof, shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

     The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence or bad faith.

     To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 8.1 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. The obligations of the Company under this Section 8.7 shall survive the termination or satisfaction and discharge of this Indenture or the resignation or removal of the Trustee for any reason.

     SECTION 9.8.   REPLACEMENT OF TRUSTEE.

     The Trustee may resign by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee if:

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          (1)  the Trustee fails to comply with Section 9.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

     If the Trustee fails to comply with Section 9.10, any Holder who has been a Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (PROVIDED that all sums owing to the Trustee hereunder have been paid) and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

     Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

     SECTION 9.9.   SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, by sale or otherwise, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, PROVIDED such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

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     SECTION 9.10.  ELIGIBILITY; DISQUALIFICATION.

     The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

     SECTION 9.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 10
                     SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 10.1.  SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall be discharged and shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (1)  either

               (A) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation:

                      (i)    have become due and payable; or

                      (ii) will become due and payable at the Final Maturity Date within one year; or

                      (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

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and the Company, in the case of clause (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust solely for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be;

          (1) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (2) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.7 shall survive and, if money shall have been deposited with the Trustee pursuant to paragraph (B)(1) of this Section, the provisions of Sections 10.2 and 10.4 shall survive until the Securities have been paid in full.

     SECTION 10.2.  APPLICATION OF TRUST MONEY.

     Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, premium, if any, and interest on the Securities; PROVIDED that such money need not be segregated from other funds except to the extent required by law.

     SECTION 10.3.  REPAYMENT TO COMPANY.

     The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.1 and
(ii) held by them at any time.

     The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person. In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section 10.3 shall be held uninvested and without any liability for interest.

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     SECTION 10.4.  REINSTATEMENT.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; PROVIDED, HOWEVER, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

                                   ARTICLE 11
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 11.1.  WITHOUT CONSENT OF HOLDERS.

     The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

     (a)  to comply with Section 7.1;

     (b)  to cure any ambiguity, defect or inconsistency;

     (c) to make any other change that does not adversely affect the rights of any Securityholder:

     (d) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

     (e) to provide for the assumption of the Company's obligations to the Holders of the Securities by a successor to the Company pursuant to Article 8 hereof;

     (f)  to comply with the provisions of the TIA;

     (g) to add to the covenants of the Company for the equal and ratable benefit of the Securityholders or to surrender any right, power or option conferred upon the Company;

     (h)  to secure the Company's obligations with respect to the Securities;

     (i)  to appoint a successor Trustee; or

     (j) to provide for the issuance of additional Securities having the same terms as the Securities initially issued hereunder.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by

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the Trustee of the documents described in Section 9.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     SECTION 11.2.  WITH CONSENT OF HOLDERS.

     The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

     (a) change the stated maturity of the principal of, or interest on, any Security;

     (b) reduce the principal amount of, or any premium or interest on, any Security;

     (c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

     (d) change the place or currency of payment of principal of, or any premium or interest on, any Security;

     (e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

     (f) modify the provisions with respect to the Company's obligation to repurchase Securities pursuant to Article 3 upon a Fundamental Change in a manner adverse to Holders;

     (g)  modify the provisions of Article 5 in a manner adverse to Holders;

     (h) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture:

     (i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

     (j) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture; and

     (k) modify any of the provisions of this Section or Section 8.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

     It shall not be necessary for the consent of the Holders under this Section
11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 12.4 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

     After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

     To the extent that the Company or any of the Subsidiaries hold any Securities, such Securities shall be disregarded for purposes of voting in connection with any notice, waiver, consent or direction requiring the vote or concurrence of Securityholders.

     SECTION 11.3.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

     SECTION 11.4.  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

     After an amendment, supplement or waiver becomes effective, it shall bind every Security holder, unless it makes a change described in any of clauses (a) through (k) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

     SECTION 11.5.  NOTATION ON OR EXCHANGE OF SECURITIES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Securities that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 11.6.  TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 9.1, shall be fully protected in relying upon in addition to the documents required by Section 12.4, an Officers' Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

     SECTION 11.7.  EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 12
                                  MISCELLANEOUS

     SECTION 12.1.  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c) such imposed duties shall control.

     SECTION 12.2.  NOTICES.

     Any notice or communication to the Company or the Trustee under this Indenture shall be given in writing and delivered in person or by first-class mail (registered or certified, return receipt requested), facsimile transmission (confirmed by delivery in person or by first-class mail (registered or certified, return receipt requested)) or guaranteed overnight courier, as follows:

     If to the Company, to:

          Cubist Pharmaceuticals, Inc.
          65 Hayden Avenue
          Lexington, Massachusetts 02421
          Facsimile No.: (781) 861-1150
          Attention: Chief Financial Officer

          With a copy to:

          Bingham McCutchen LLP
          Facsimile No.: (617) 951-8736
          Attention: Julio E. Vega, Esq. and Matthew J. Cushing, Esq.

     If to the Trustee, to:

          The Bank of New York Trust Company, N.A.
          470 Atlantic Avenue, 4th Floor
          Boston, Massachusetts 02210
          Facsimile No.: (617) 273-8001
          Attention: Corporate Trust Administration

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, if mailed by first-class mail (registered or certified, return receipt requested); upon acknowledgment of receipt, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by guaranteed overnight courier.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by guaranteed overnight courier or by other electronic means to it at its address shown on the register kept by the Primary Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     SECTION 12.3.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

     SECTION 12.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

     (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with;

PROVIDED HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 12.5.  RECORD DATE FOR VOTE OR CONSENT OF SECURITYHOLDERS.

     The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

     SECTION 12.6.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR AND CONVERSION
AGENT.

     The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

     SECTION 12.7.  LEGAL HOLIDAYS.

     A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 12.8.  GOVERNING LAW.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 12.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 12.10. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

     SECTION 12.11. SUCCESSORS.

     All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 12.12. MULTIPLE COUNTERPARTS.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     SECTION 12.13. SEPARABILITY.

     In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 12.14. TAX TREATMENT.

     The Company agrees, and by acceptance of beneficial ownership in the Securities each beneficial holder of the Securities will be deemed to have agreed, for United States federal income tax purposes to treat the Securities as indebtedness that is not subject to the contingent payment debt instrument regulations under Treas. Reg. Sec. 1.1275-4.

     SECTION 12.15. TABLE OF CONTENTS, HEADINGS, ETC.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 12.16. FORCE MAJEURE

     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; PROVIDED that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     SECTION 12.17. WAIVER OF JURY TRIAL

     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                              CUBIST PHARMACEUTICALS, INC.


                              By:
                                  -------------------------------
                              Name:
                              Title:


                              THE BANK OF NEW YORK TRUST
                              COMPANY, N.A.,
                              AS TRUSTEE


                              By:
                                  -------------------------------
                              Name:
                              Title:

                                                                      SCHEDULE I

                             ADDITIONAL SHARES TABLE

The following table sets forth the hypothetical increase in the Applicable Conversion Rate, expressed as a number of Additional Shares per $1,000 principal amount of Securities, as a result of a Fundamental Change that occurs in the corresponding period:

EFFECTIVE DATE OF                                                       STOCK PRICE
FUNDAMENTAL             ----------------------------------------------------------------------------------------------------------
CHANGE                    $        $        $        $        $        $        $        $        $        $        $        $
----------------------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
JUNE , 2006
JUNE 15, 2007
JUNE 15, 2008
JUNE 15, 2009
JUNE 15, 2010
JUNE 15, 2011
JUNE 15, 2012
JUNE 15, 2013

                                    EXHIBIT A
                           [FORM OF FACE OF SECURITY]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

----------
(1) These paragraphs should be included only if the Security is a Global
Security.

                          CUBIST PHARMACEUTICALS, INC.

CUSIP No.:__________

           _____% CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2013

     Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of _________ Dollars ($_________) on June 15, 2013, or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.

     Interest Payment Dates:    June 15 and December 15, commencing December
15, 2006

     Record Dates:              June 1 and December 1

     This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              CUBIST PHARMACEUTICALS, INC.


                              By:
                                  -------------------------------
                              Name:
                              Title:
Attest:


----------------------------
Name:
Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST
COMPANY, N.A., AS TRUSTEE


----------------------------
Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                          CUBIST PHARMACEUTICALS, INC.
               ____% CONVERTIBLE SENIOR NOTES DUE JUNE 15, 2013

1.   INTEREST

     Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of _____% per annum. The Company shall pay interest semiannually on June 15 and December 15 of each year, commencing on December 15, 2006. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June ___, 2006; PROVIDED, HOWEVER, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   METHOD OF PAYMENT

     The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on June 1 or December 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; PROVIDED, HOWEVER, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company and the Trustee at least 10 Business Days prior to the payment date.

3.   PAYING AGENT, REGISTRAR AND CONVERSION AGENT

     Initially, The Bank of New York Trust Company, N.A., a national banking association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to), will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.   INDENTURE, LIMITATIONS

     This Note is one of a duly authorized issue of Notes of the Company designated as its ____% Convertible Subordinated Notes due June 15, 2013 (the "Notes"), issued under an Indenture, dated as of June __, 2006 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the

Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. The Notes are unsecured obligations of the Company limited to $__________ aggregate principal amount (or such greater amount necessary to reflect the exercise by the Underwriters of their option to purchase additional Notes in compliance with the Underwriting Agreement), except that the Company at any time or from time to time may, without the consent of any Holder, issue additional Notes having the same terms as the Notes initially issued under the Indenture, and entitled to all of the benefits of the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured.

5.   OPTIONAL REDEMPTION

     The Notes are subject to redemption, at the option of the Company, on or after June 20, 2011, in whole or in part, but only if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the date one day prior to the day the Company gives a notice of redemption is greater than 150% of the Applicable Conversion Price on the date of such notice, at a Redemption Price in cash equal to 100% of the principal amount of the Notes to be redeemed together with accrued and unpaid interest, if any, on the principal amount of the Notes redeemed to the date of redemption.

     No sinking fund is provided for the Notes.

6.   NOTICE OF REDEMPTION

     Notice of redemption will be delivered at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to, but excluding, the Redemption Date, interest shall cease to accrue on Notes or portions of them called for redemption.

7.   REPURCHASE OF NOTES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

     Subject to the terms and conditions of the Indenture, if a Fundamental Change occurs at any time prior to the Final Maturity Date, each Holder will, upon receipt of the notice of the occurrence of a Fundamental Change, have the right to require the Company to repurchase any or all of such Holder's Notes for cash in an amount equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to (but not including) the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after an interest payment record date and on or prior to the corresponding interest payment date, in which case the Fundamental Change Repurchase Price will include the full amount of accrued and unpaid interest payable on such interest payment date to the Holder of record at the close of business on the corresponding interest payment record date. Subject to Sections 3.8(b) of the Indenture, on or before the 15th Business Day after the effective date of a Fundamental Change, the Company will provide to all Holders of the Notes and the Trustee and Paying Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. To exercise the repurchase right, a Holder must deliver a Repurchase Exercise Notice duly completed to the Paying Agent as described in the Indenture.

     Notwithstanding the foregoing, the Holders will not have the right to require the Company to repurchase any Notes if a Fundamental Change described in clause (b), (c) or (d) in the definition of Fundamental Change occurs (and the Company will not be required to deliver the notice described in Section 3.8(c) of the Indenture), if either:

          (1) the Closing Sale Price for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the effective date of the Fundamental Change or the date of the public announcement of the Fundamental Change, in the case of a Fundamental Change relating to an acquisition of Capital Stock under clause (b) of the definition of Fundamental Change, or the period of 10 consecutive Trading Days ending immediately before the effective date of the Fundamental Change, in the case of a Fundamental Change relating to a merger, consolidation, asset sale or otherwise under clause
(c) of the definition of Fundamental Change or a change in the Board of Directors under clause (d) of the definition of Fundamental Change, equals or exceeds 105% of the Applicable Conversion Price in effect on each of those five Trading Days; or

          (2) at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' or appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Fundamental Change under clause (b) and/or (c) of the definition of Fundamental Change consists of shares of common stock traded on the New York Stock Exchange or another U.S. national securities exchange or quoted on the Nasdaq Stock Market or another established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the Securities become convertible into shares of such common stock.

     Holders have the right to withdraw any Fundamental Change repurchase notice, in whole or in part, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash sufficient to pay the Fundamental Change Repurchase Price of all Notes or portions thereof to be purchased as of the Fundamental Change Repurchase Date, has been deposited with the Paying Agent on or prior to the Business Day following the Fundamental Change Repurchase Date, all interest shall cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Repurchase Date and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price, upon surrender of such Notes.

8.   CONVERSION

     A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $ 1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the last Business Day prior to the Final Maturity

Date, at the Applicable Conversion Rate in effect on the Conversion Date; PROVIDED, HOWEVER, that, if such Note is called for redemption or submitted or presented for purchase pursuant to Article 3 of the Indenture, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date or Fundamental Change Repurchase Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or for purchase (unless the Company shall default in making the redemption payment or Fundamental Change Repurchase Price payment when due, as the case may be, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased, as the case may be).

     The Initial Conversion Rate means _______ shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment under certain circumstances as provided in the Indenture.

     Upon surrender of Notes for conversion, the Company will have the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock in the amounts provided in Section 4.2 of the Indenture.

     No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

     To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Notes or portions thereof called for redemption or subject to purchase upon a Fundamental Change on a Redemption Date or Fundamental Change Repurchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of the Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

     A Note in respect of which a Holder had delivered a Fundamental Change repurchase notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Fundamental Change repurchase notice is withdrawn in accordance with the terms of the Indenture.

9.   DENOMINATIONS, TRANSFER, EXCHANGE

     The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.  PERSONS DEEMED OWNERS

     The Holder of a Note may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

     The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.  AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

13.  SUCCESSOR ENTITY

     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

14.  DEFAULTS AND REMEDIES

     Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest on any Notes; (ii) default in payment of any principal (including, without limitation, premium, if any) on the Notes when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Notes; (iv) default in payment of the purchase price of any Note when due; (v) the Company fails to provide a notice of a Fundamental Change within 30 days after notice of failure to do so;
(vi) default in the payment of certain indebtedness of the Company or a Significant Subsidiary; and (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

15.  TRUSTEE DEALINGS WITH THE COMPANY

     The Bank of New York Trust Company, N.A., a national banking association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16.  NO RECOURSE AGAINST OTHERS

     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

17.  AUTHENTICATION

     This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

18.  ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.  INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Cubist
Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, MA 02421, Attention:
Investor Relations.

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

     I or we assign and transfer this Note to:

-------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

-------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:                                Your Signature:


------------------------------       ------------------------------------------
                                     (Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By:
    --------------------------

       * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE

     To convert this Note into Common Stock of the Company, check the box: ?

     To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $

     If you want the stock certificate made out in another person's name, fill in the form below:

-------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


Date:                                Your Signature:


------------------------------       ------------------------------------------
                                     (Sign exactly as your name appears on the other side of this Note)

* Signature guaranteed by:

By:
    --------------------------

       * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                           REPURCHASE EXERCISE NOTICE
                            UPON A FUNDAMENTAL CHANGE

To:  Cubist Pharmaceuticals, Inc.

     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Cubist Pharmaceuticals, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Fundamental Change Repurchase Price, together with accrued interest to, but excluding, the Repurchase Date, to the registered Holder hereof.

Dated:
      ------------------------    --------------------------------------

                                  --------------------------------------
                                  Signature(s)

                                  Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


                                  --------------------------------------
                                  Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

----------
NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Note in every particular, without alteration or any change whatsoever.

                        SCHEDULE OF EXCHANGES OF NOTES(2)

     The following exchanges, redemptions, repurchases or conversions of a part of this Global Note have been made:

    Date of          Amount of         Amount of      Principal Amount
   Exchange,        Decrease in       Increase in       of this Global        Signature of
  Redemption,        Principal         Principal       Note Following     Authorized Signatory
 Repurchase or     Amount of this    Amount of this   Such Decrease or        of Securities
  Conversion         Global Note       Global Note        Increase              Custodian
---------------    --------------   ---------------   ----------------    --------------------



----------
     (2) This schedule should be included only if the Security is a Global Security.